Exhibit 1.1

EXECUTION VERSION
MARATHON OIL CORPORATION

COMMON STOCK, PAR VALUE $1.00 PER SHARE

Underwriting Agreement
February 29, 2016
Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036

As Representative of the several Underwriters named in Schedule I hereto
Ladies and Gentlemen:
Marathon Oil Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), 145,000,000 shares of its common stock, par value $1.00 per share (the “Firm Shares”). The Company also proposes to issue and sell to the several Underwriters not more than an additional 21,750,000 shares of its common stock, par value $1.00 per share (the “Additional Shares”), if and to the extent that you, as Representative, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 1 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares”. The shares of common stock, par value $1.00 per share, of the Company to be outstanding after giving effect to the issuances and sales contemplated hereby are hereinafter referred to as the “Common Stock”.
The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (No. 333-194226) on Form S-3, including a prospectus (the “Base Prospectus”) relating to certain securities to be issued from time to time by the Company, including the Shares. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”). The registration statement, as amended to the date of this Agreement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (the “Rule 430 Information”), is hereinafter referred to as the “Registration Statement”; and as used herein, the term “Prospectus” means the Base Prospectus as supplemented by the prospectus supplement specifically relating to the Shares in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with the confirmation of sales of the Shares and the term “Preliminary Prospectus” means the preliminary prospectus supplement specifically relating to the Shares together with the Base Prospectus. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. References herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed on or before the date of this Agreement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be. The terms “supplement”, “amendment”, and “amend” as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) after the date of this Agreement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein. “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.
At or prior to the time when sales of the Shares will be first made (the “Time of Sale”), the Company has prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Prospectus dated February 29, 2016 (including the documents incorporated by reference therein as of the Time of Sale), and the information identified in Schedule II hereto.
The Company hereby agrees with the Underwriters as follows:
1.Agreements to Sell and Purchase. The Company agrees to issue and sell the Firm Shares to the several Underwriters as hereinafter provided, and each Underwriter, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective number of Firm Shares set forth opposite such Underwriter’s name in Schedule I hereto at $7.413 a share (the “Purchase Price”).
On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 21,750,000 Additional Shares at the Purchase Price; provided, however, that the amount per share paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such Additional Shares are to be purchased. Each purchase date must be at least one Business Day (as defined below) after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten Business Days after the date of such notice. Additional Shares may be purchased as provided in Section 3 hereof. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
2.Terms of Public Offering. The Company understands that the several Underwriters intend to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representative’s judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $7.65 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.075 a share under the Public Offering Price.

The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, no such Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and such Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by such Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.
3.Payment and Delivery. Payment for the Firm Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representative, no later than noon on the Business Day prior to the Closing Date (as defined below), against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on March 4, 2016 (or at such other time and place on the same or such other date, not later than the fifth Business Day thereafter, as you and the Company may agree in writing). As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York City. The time and date of such payment and delivery with respect to the Firm Shares are referred to herein as the “Closing Date”.
Payment for any Additional Shares shall be made to the Company by wire transfer in immediately available funds to the account specified by the Company to the Representative, against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 1 or at such other time on the same or on such other date, in any event not later than April 13, 2016, as shall be designated in writing by the Representative. Each time and date of such payment are hereinafter referred to as the “Option Closing Date”.
The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full Business Day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer to the Underwriters of the Shares duly paid by the Company, against payment of the Purchase Price therefor.
4.Representations and Warranties. The Company represents and warrants to and agrees with each of the Underwriters that:
(a)The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the Effective Date, the Registration Statement complied in all material respects with the applicable requirements of the Securities Act, and did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions in the Registration Statement and the Prospectus and any amendment or supplement thereto made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
(b)The Time of Sale Information at the Time of Sale and at the Closing Date did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such Time of Sale Information.
(c)The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) (an “Issuer Free Writing Prospectus”) other than (i) the documents, if any, listed on Schedule II hereto and (ii) any electronic road show or other written communications, in each case approved in writing in advance by the Representative. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, or filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Time of Sale and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein.
(d)The documents (the “Incorporated Documents”) incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when filed with the Commission, conformed or will conform, as the case may be, in all material respects with the requirements of the Exchange Act.
(e)The Company (i) has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Information and the Prospectus and (iii) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.
(f)Each subsidiary of the Company which is a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X (a “Significant Subsidiary”) (i) has been duly formed and is validly existing in good standing under the laws of the jurisdiction of its formation, (ii) has the corporate, limited liability company, limited partnership or partnership power and authority to own its property and to conduct its business as described in the Time of Sale Information and the Prospectus and (iii) is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.
(g)The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Time of Sale Information and the Prospectus, and all the shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable, and conform to the description of the Common Stock contained in the Time of Sale Information and the Prospectus.
(h)This Agreement has been duly authorized, executed and delivered by the Company.
(i)The Shares have been duly authorized, and, when issued and delivered pursuant to this Agreement, will have been validly issued, and will be fully paid and non-assessable, and the issuance of the Shares will not be subject to any preemptive or similar rights.
(j)The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement, indenture or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency that has not already been obtained is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.
(k)Neither the Company nor any of its Significant Subsidiaries is in violation of its corporate charter or by-laws or other constitutive document or in default under any agreement, indenture or instrument, which default could reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, and no event or condition has occurred or exists which, with the giving of notice or the lapse of time or both, would result in any such violation or default which would have such an effect. Except as described in the Time of Sale Information and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation could reasonably be expected to have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.
(l)There has not occurred any material adverse change, or any development involving a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of

Sale Information and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).
(m)There are no legal or governmental investigations or proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
(n)To the best of the Company’s knowledge, PricewaterhouseCoopers LLP, which has certified the financial statements of the Company and its consolidated subsidiaries and delivered its report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Time of Sale Information and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable rules and regulations adopted by the Public Company Accounting Oversight Board.
(o)The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Information and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
(p)There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any shares of Common Stock of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
(q)The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Shares.
(r)To the knowledge of the Company, neither the Company nor any of its subsidiaries, nor any director, officer, employee, affiliate, agent or representative of the Company or of any of its subsidiaries (in each case, in his or her capacity as such), has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage in violation, in any material respect, of any applicable anti-corruption laws; to the knowledge of the Company, the Company and its subsidiaries have conducted their businesses in compliance in all material respects with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance in all material respects with such laws; and neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable anti-corruption laws.
(s)The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related rules, regulations or guidelines, issued, administered or enforced by any governmental agency with jurisdiction over the Company or any of its subsidiaries (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
(t)(i) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee thereof, nor, to the Company’s knowledge, any agent, affiliate or representative of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
(A)the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority with jurisdiction over the Company or any of its subsidiaries (collectively, “Sanctions”), nor
(B)to the extent such is prohibited by Sanctions, located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Russia, Sudan and Syria).
(i)The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
(A)to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
(B)in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
(ii)For the past 5 years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, to the Company’s knowledge, the subject of Sanctions in violation of such Sanctions.
(u)The interactive data in eXtensbile Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission's rules and guidelines applicable thereto.
5.Covenants of the Company. The Company covenants and agrees with each of the several Underwriters as follows:
(a)to file the Preliminary Prospectus in a form approved by you pursuant to Rule 424 under the Securities Act as required by Rule 424(b); to file the Prospectus in a form approved by you pursuant to Rule 424 under the Securities Act not later than the Commission’s close of business on the second Business Day following the date of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b) and 430B under the Securities Act; to pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date; and to file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act;
(b)to furnish to you, without charge, five conformed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the Business Day next succeeding the date of this

Agreement and during the period mentioned in Section 5(f) or 5(g) below, as many copies of the Time of Sale Information, the Prospectus and each Issuer Free Writing Prospectus (if applicable) and any supplements and amendments thereto or to the Registration Statement as you may reasonably request;
(c)from the date hereof and prior to the Closing Date, to furnish to you a copy of each proposed free writing prospectus, any proposed amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus, for your review, and not to use or file any such proposed free writing prospectus (as defined below), amendment or supplement to which you reasonably object;
(d)not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder;
(e)to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and during such same period, to advise you promptly, and to confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;
(f)if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or so that the Time of Sale Information will comply with law;
(g)if, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses you have furnished to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the

Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law;
(h)to endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to subject itself to taxation in any jurisdiction;
(i)to make generally available to the Company’s security holders and to you as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations (including Rule 158) of the Commission thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement;
(j)to use its commercially reasonable efforts to list the Shares, subject to official notice of issuance;
(k)to use the net proceeds received by the Company from the sale of the Shares pursuant to this Agreement in the manner specified in the Time of Sale Information and the Prospectus under the caption “Use of Proceeds”; and
(l)whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance and delivery of the Shares, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Time of Sale Information, the Prospectus and any preliminary prospectus or Issuer Free Writing Prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Underwriters may designate (including reasonable fees and disbursements of counsel for the Underwriters associated therewith), (iv) related to any filing with the Financial Industry Regulatory Authority (“FINRA”) in connection with any review by the FINRA of the terms of the sale of the securities pursuant to this Agreement, (v) incident to listing the Shares on the New York Stock Exchange, (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, certificates representing the Shares, any Blue Sky memoranda relating to the offer and sale of the Shares and the furnishing to Underwriters and dealers of copies of the Registration Statement, the Time of Sale Information and the Prospectus, including mailing and shipping, as herein provided, (vii) of any transfer agent, registrar or depositary and (viii) incurred by the Company in connection with a “road show” presentation to potential investors.
The Company also covenants with each Underwriter that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to (a) the

Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof or (c) any shares of Common Stock, options, warrants, restricted stock, performance share units or other equity awards granted pursuant to employee stock plans and equity incentive plans existing on the date of this Agreement.
6.Agreements of the Company and the Underwriters. The Company agrees that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Representative, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses, if any, included in Schedule II hereto. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
7.Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters hereunder shall be subject to the following conditions:
(a)the representations and warranties of the Company contained herein are true and correct on the date hereof, as of the Time of Sale and as of the Closing Date and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;
(b)the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose or pursuant to Section 8A of the Securities Act shall be pending before or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
(c)subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review, with possible negative implications, of the rating accorded any of the Company’s debt securities by any “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) of the Exchange Act;
(d)since the respective dates as of which information is given in the Time of Sale Information and the Prospectus there shall not have been any change in the capital stock of the Company or the long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a material adverse change, in or affecting the general affairs, business, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus, the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus;
(e)the Representative shall have received on and as of the Closing Date a certificate of an officer of the Company reasonably satisfactory to you with respect to the matters set forth in

Sections 7(a), 7(b) and 7(c) and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the general affairs, business, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus;
(f)the Underwriters shall have received on the Closing Date an opinion of Locke Lord LLP, outside counsel for the Company, to the effect that:
(i)the Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus;
(ii)this Agreement has been duly authorized, executed and delivered by the Company;
(iii)the Shares have been duly authorized and, when issued and delivered by the Company in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights;
(iv)the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Information and the Prospectus;
(v)the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not result in any violation of (A) the restated certificate of incorporation or by-laws of the Company or (B) the laws of the State of New York or Texas, the General Corporation Law of the State of Delaware or the federal laws of the United States;
(vi)The Registration Statement has become effective under the Securities Act and, to the knowledge of such counsel, no stop order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or threatened by the Commission;
(vii)the statements (A) in the Base Prospectus under the caption “Description of Capital Stock” and (B) in the Registration Statement in Item 15, in each case insofar as such statements constitute summaries of legal matters, accurately present the information called for with respect to such legal matters, documents and proceedings and accurately summarize the matters referred to therein; and
(viii)the Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Information and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
In addition, such counsel shall state that they have reviewed the Registration Statement, the Time of Sale Information and the Prospectus and have participated in conferences with officers and other representatives of the Company, with representatives of the Company’s independent registered public accounting firm and with the Underwriters and counsel to the Underwriters, at which the contents of the Registration Statement, the Time of Sale Information, the Prospectus and related matters were discussed, and although the purpose of such counsel’s professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Time of Sale Information or the Prospectus, and such counsel has not undertaken to verify independently any of the factual matters in such documents, and although many of the determinations required to be made in the preparation of the Registration Statement, the Time of Sale Information and the Prospectus involve matters of a non-legal nature and, accordingly, such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or included in the Registration Statement, the Time of Sale Information and the Prospectus (except to the extent stated in paragraph (vii) above), subject to the foregoing and on the basis of the information such counsel gained in the course of performing the services referred to above, such counsel shall advise you that (a) the Registration Statement, as of the latest Effective Date, the Time of Sale Information, as of the Time of Sale, and the Prospectus, as of its date and the date hereof, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act; and (b) nothing has come to such counsel’s attention that caused such counsel to believe that (1) the Registration Statement, as of the latest Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) the Time of Sale Information, as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (3) the Prospectus, as of its date or as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that in each case such counsel need not express any belief with respect to (x) any financial statements, including the notes and schedules, if any, thereto, and any auditor’s report on any audited portion thereof, and any management report on internal control over financial reporting and any auditor’s report with respect thereto, (y) any other accounting or financial information and any reserve engineering or statistical information or (z) representations and warranties and other statements of fact contained in the exhibits to the Registration Statement.
(g)the Underwriters shall have received on the Closing Date an opinion of Sylvia J. Kerrigan, Esq., Executive Vice President, General Counsel and Secretary for the Company, to the effect that:
(i)the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;
(ii)each Significant Subsidiary of the Company has been duly incorporated or formed, is validly existing in good standing under the laws of the jurisdiction of its incorporation or formation, has the corporate, limited liability company, limited partnership or partnership power and authority to own its property and to conduct its business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;
(iii)the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any agreement, indenture or other instrument binding upon the Company or any of its subsidiaries that is known to such counsel and material to the Company and its subsidiaries, taken as a whole, or to such counsel’s knowledge, any statute, law, rule, regulation, judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any Significant Subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency that has not already been obtained is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;
(iv)the statements incorporated by reference into the Time of Sale Information and the Prospectus under the captions “Item 1. - Business -Environmental, Health and Safety Matters” and “Item 3. - Legal Proceedings” in the Company’s Annual Report on Form 10-K

for the year ended December 31, 2015, insofar as such statements constitute summaries of legal matters, accurately present the information called for with respect to such legal matters, documents and proceedings and accurately summarize the matters referred to therein;
(v)such counsel does not know of any legal or governmental investigations or proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, the Time of Sale Information or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required; and
(vi)the documents incorporated by reference in the Time of Sale Information and the Prospectus, as of the dates they were filed with the Commission or to the extent such documents were subsequently amended prior to the date hereof, at the time so amended, complied as to form in all material respects with the requirements of the Exchange Act and the regulations thereunder.
In addition, such counsel shall state that such counsel has, or attorneys under such counsel’s supervision have, participated in conferences with officers and other representatives of the Company and with representatives of its independent registered public accounting firm and representatives of the Underwriters and counsel to the Underwriters at which conferences the contents of the Registration Statement, the Time of Sale Information and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel has not undertaken to determine independently and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto (except as expressly provided above), no facts have come to such counsel’s attention to lead such counsel to believe that (i) the Registration Statement, at its effective date and the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information, at the Time of Sale, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, as of its date or the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In this paragraph and in Section 7(g)(vi) above, references to the Registration Statement, the Time of Sale Information or the Prospectus do not include references to any of the following, as to which such counsel will not be asked to comment, which the Registration Statement, the Time of Sale Information or the Prospectus contains or incorporates by reference or omits: (i) any financial statements, including the notes and schedules, if any, thereto, and any auditor’s report on any audited portion thereof, (ii) any management report on internal control over financial reporting and any auditor’s report with respect thereto, (iii) any other accounting or financial information and any reserve engineering or statistical information and (iv) any statement or representation in any exhibit to the Registration Statement.
The opinions of Locke Lord LLP and Sylvia J. Kerrigan, Jr., Esq. referred to in paragraphs 7(f) and 7(g) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.
(h)on the date of this Agreement and on the Closing Date, PricewaterhouseCoopers LLP shall have furnished to you letters dated such dates, in form and substance reasonably satisfactory to you, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than four Business Days prior to such Closing Date;
(i)you shall have received on and as of the Closing Date an opinion and negative assurance letter of Cravath, Swaine & Moore LLP, counsel to the Underwriters, in form and substance reasonably satisfactory to you;
(j)The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and the shareholders, officers and directors of the Company listed in Schedule III hereto relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date;
(k)The Shares shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance; and
(l)The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of the following:
(i)a certificate, dated the Option Closing Date and signed by an executive officer of the Company, confirming that the certificate delivered on the Closing Date pursuant to Section 7(e) hereof remains true and correct as of such Option Closing Date;
(ii)an opinion of Locke Lord LLP, outside counsel for the Company, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 7(f) hereof;
(iii)an opinion of Sylvia J. Kerrigan, Jr., Esq., Executive Vice President, General Counsel and Secretary for the Company, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 7(g) hereof;
(iv)an opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Additional Shares to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 7(i) hereof;
(v)a letter dated the Option Closing Date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 7(h) hereof; provided that the letter delivered on the Option Closing Date shall use a “cut-off” date more than four Business Days prior to such Option Closing Date; and
(vi)such other documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.
8.Indemnity and Contribution. The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Time of Sale Information (or any part thereof), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability is caused by an untrue statement or alleged untrue statement in or omission or alleged omission from any such document in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative, if any, specifically for use therein.
Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) are caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Time of Sale Information (or any part thereof), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Registration Statement, the Prospectus (or any amendment or supplement thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Time of Sale Information (or any part thereof), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Person”) in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such directors, officers and control persons of Underwriters shall be designated in writing by Morgan Stanley & Co. LLC and any such separate firm for the Company, its directors, officers and control persons of the Company or authorized representatives shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified

Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any indemnified party.
If the indemnification provided for in the first and second paragraphs of this Section 8 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Shares (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Firm Shares set forth opposite their names in Schedule I hereto, and not joint.

The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Shares.
9.Termination. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representative, by notice given to the Company, if after the Time of Sale and prior to the Closing Date: (i) trading generally shall have been suspended or materially limited on or by the New York Stock Exchange or the NASDAQ Global Market; (ii) trading in the Common Stock shall have been suspended by the Commission or the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities; or (iv) there shall have occurred (a) any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis or (b) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred that, in the judgment of the Representative, is material and adverse and makes it, in the judgment of the Representative, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Information and the Prospectus.
10.Defaulting Underwriters. If, on the Closing Date or any Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase under this Agreement, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 10 by an amount in excess of one-tenth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased, and arrangements reasonably satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of Shares.
11.Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
12.Representative; Notices. Any action by the Underwriters hereunder may be taken by you jointly or by Morgan Stanley & Co. LLC alone on behalf of the Underwriters, and any such action taken by you jointly or by Morgan Stanley & Co. LLC alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given in care of Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department. Notices to the Company shall be given to it at Marathon Oil Corporation, 5555 San Felipe Street, Houston, Texas 77056-2723 (facsimile: (713) 296-9375); Attention: Corporate Secretary.
13.Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.
14.Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflicts of laws provisions thereof that would result in the application of the laws of any other jurisdiction.
15.Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,

MARATHON OIL CORPORATION

By: /s/ Morris R. Clark
Name:     Morris R. Clark
Title:     Vice President and Treasurer

[Common Stock Underwriting Agreement]

Accepted as of the date first written above.
Acting severally on behalf of itself and the
several Underwriters listed in Schedule I
hereto.

MORGAN STANLEY & CO. LLC

By: /s/ Robert Shepardson
Name: Robert Shepardson
Title: Managing Director

[Common Stock Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Firm Shares To Be Purchased
Morgan Stanley & Co. LLC	115,792,297
Goldman, Sachs & Co.	6,490,599
J.P. Morgan Securities LLC	6,490,599
Citigroup Global Markets Inc.	6,490,599
Mizuho Securities USA Inc.	3,245,302
Scotia Capital (USA) Inc.	3,245,302
TD Securities (USA) LLC	3,245,302
Total	145,000,000

SCHEDULE II

Time of Sale Information
Orally communicated pricing information:
The total number of Firm Shares offered by the Company.
The total number of Additional Shares offered by the Company.
The Public Offering Price.
Free writing prospectuses:
None.

SCHEDULE III

Shareholders, Directors and Officers
Directors
Gregory H. Boyce
Pierre Brondeau
Chadwick C. Deaton
Marcela E. Donadio
Philip Lader
Michael E. J. Phelps
Dennis H. Reilley
Lee M. Tillman
Gaurdie E. Banister Jr.

Officers
John R. Sult
Sylvia J. Kerrigan
Catherine L. Krajicek
T. Mitchell Little
Lance W. Robertson
Patrick J. Wagner
Gary E. Wilson

EXHIBIT A
[FORM OF LOCK-UP LETTER]
February 29, 2016
Morgan Stanley & Co. LLC
1585 Broadway
New York, NY 10036

Ladies and Gentlemen:
The undersigned understands that Morgan Stanley & Co. LLC (the “Representative”), on its behalf and on behalf of the Underwriters (as defined below), proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Marathon Oil Corporation, a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named therein, including the Representative (the “Underwriters”), of 145,000,000 shares (the “Shares”) of the common stock, par value $1.00 per share, of the Company (the “Common Stock”).
To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift; provided that in the case of any transfer or distribution pursuant to clause (b), (i) each donee shall sign and deliver a lock‑up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, (c) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period, (d) transfers by testate or intestate succession, provided that the transferee shall sign and deliver a lock‑up letter substantially in the form of this letter, (e) transfers to (i) an immediate family member or (ii) family trust, family limited partnership or family limited liability company, in each case, for the direct or indirect benefit of the undersigned or an immediate family member of the undersigned, provided that the family member, trustee of the trust, family limited partnership or family limited liability company, as applicable, shall sign and deliver a lock‑up letter substantially in the form of this letter, and provided further that (i) any such transfer shall not involve a disposition for value and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (f) any exercise of options or vesting or exercise of any other equity-based award, in each case under the Company’s equity incentive plan or any other plan or agreement described in the prospectus included or incorporated by reference in the registration statement, including any dispositions in connection with the “cashless” exercise of stock options and any open market transactions in connection with the payment of taxes due upon such exercise or vesting, provided that any such Shares received upon such exercise or vesting will also be subject to this letter. For purposes of this letter, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, the undersigned agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.
The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

Very truly yours,

(Name)

(Address)

[Common Stock Lock-Up]